Exhibit 23.1





                      CONSENT OF PRICEWATERHOUSECOOPERS LLP


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 26, 1999, except for Note 16, as to which the date is June 24, 1999, relating to the financial statements, which appear in the Current Report on Form 8-K dated August 12, 1999.



/s/  PricewaterhouseCoopers LLP
-------------------------------

Miami, Florida
August 12, 1999